______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 10, 2010, GeoResources, Inc. (the “Registrant”) issued a press release announcing its fourth quarter and full year 2009 financial results.  A copy of the press release as well as supplemental information is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

Additionally, on March 10, 2010, the Registrant issued a press release announcing that it would hold a conference call to discuss its results of operations at 11:00 a.m. Eastern Time on Tuesday March 16, 2010.  A copy of the press release as well as supplemental information is furnished with this report as Exhibit 99.2, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1 99.2	GeoResources, Inc. Press Release dated March 10, 2010. GeoResources, Inc. Press Release dated March 10, 2010.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: March 16, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1 99.2	GeoResources, Inc. Press Release dated March 10, 2010. GeoResources, Inc. Press Release dated March 10, 2010.

EXHIBIT 99.1

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathy@georesourcesinc.com
FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Fourth Quarter and
 2009 Annual Financial Results

Reports 2009 Earnings of $9.8 Million and Adjusted EBITDAX of $48.2 Million.

Houston, Texas, March 10, 2010 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial and operating results for the twelve and three month periods ended December 31, 2009. The following tables summarize the results of operations compared to similar periods in 2008.
	Twelve Months Ended December 31, (In thousands, except Earnings per share)
	2009	2008

Total revenue	$80,428	$94,607
Net income	$9,775	$13,522
Earnings per share (diluted)	$0.59	$0.86
Adjusted EBITDAX (1)	$48,159	$54,150

	Three Months Ended December 31, (In thousands, except Earnings per share)
	2009	2008

Total revenue	$23,616	$18,863
Net income	$2,371	$(4,291)
Earnings per share (diluted)	$0.14	$(0.26)
Adjusted EBITDAX (1)	$14,080	$9,186

_________
(1)	See additional detail below.

	Percent Increase (Decrease)	Twelve Months Ended December 31,
		2009	2008

Gas Production (MMcf)	67%	4,944	2,962
Oil Production (MBbls)	15%	851	743
Barrel of oil equivalent (MBOE)	36%	1,675	1,236
Average Price Gas before Hedge Settlements (per Mcf)	(61%)	$3.28	$8.36
Average Price Oil before Hedge Settlements (per Bbl)	(41%)	$56.37	$94.88
Average Price Gas after Hedge Settlements (per Mcf)	(51%)	$3.97	$8.12
Average Price Oil after Hedge Settlements (per Bbl)	(26%)	$61.09	$82.42

	Percent Increase (Decrease)	Three Months Ended December 31,
		2009	2008

Gas Production (MMcf)	113%	1,514	711
Oil Production (MBbls)	32%	250	190
Barrel of oil equivalent (MBOE)	63%	503	308
Average Price Gas before Hedge Settlements (per Mcf)	(32%)	$3.77	$5.57
Average Price Oil before Hedge Settlements (per Bbl)	33%	$68.19	$51.37
Average Price Gas after Hedge Settlements (per Mcf)	(32%)	$4.02	$5.91
Average Price Oil after Hedge Settlements (per Bbl)	6%	$65.57	$61.78

Adjusted EBITDAX (see definition below) increased 53% to approximately $14.1 million for the fourth quarter 2009 compared to $9.2 million for the fourth quarter 2008.   Adjusted EBITDAX for the year 2009 decreased 11% to approximately $48.2 million compared to $54.2 million in 2008.
The following tables reconcile reported net income to Adjusted EBITDAX for the periods indicated (in thousands):

	Twelve Months Ended December 31,
	2009	2008
Adjusted EBITDAX (1)

Net income	$9,775	$13,522
Add back:
Interest expense	4,984	4,820
Income taxes:
Current	412	866
Deferred	4,655	6,903
Depreciation, depletion and amortization	22,409	16,007
Hedge and derivative contracts	299	440
Non-cash compensation	1,424	661
Exploration and impairments	4,201	10,931
Adjusted EBITDAX(1)	$48,159	$54,150

	Three Months Ended December 31,
	2009	2008

Net income (loss)	$2,371	$(4,291)
Add back:
Interest expense	1,435	962
Income taxes :
Current	588	(3,573)
Deferred	(637)	372
Depreciation, depletion and amortization	6,906	4,724
Hedge and derivative contracts	(28)	392
Non-cash compensation	360	199
Exploration and impairments	3,085	10,401
Adjusted EBITDAX (1)	$14,080	$9,186

(1) As used herein, adjusted EBITDAX is calculated as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further includes non-cash compensation, impairments and hedge ineffectiveness and income or loss on derivative contracts. Adjusted EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Comments

Frank A. Lodzinski, CEO and President, commented “Our results for the fourth quarter and year ended December 31, 2009 continue to reflect our growth. Our production increased 36% over the prior year and our reserves increased 42% over the prior year using the SEC pricing methodology. This represented a 467% production replacement rate. A comparison of the 4th quarter of 2009 vs. 2008 underscores our considerable growth. Our gas production was up 113% and our oil production was up 32%.  Revenues, adjusted EBITDAX and net income were all up appreciably. A contributing factor to increased earnings was lower lease operating expenses. On a unit-of-production basis, our lease operating expenses were down about 40%, both for comparative quarter and annual periods, largely as a result of our re-engineering and development drilling activities. Our increased production is a direct result of our successful drilling programs in the Bakken Shale and Austin Chalk and from the strategic acquisitions we have made in these core areas. As recently announced we have further increased our acreage position in the Bakken Shale Trend of the Williston Basin and expect our drilling programs to continue to contribute to our growth.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities primarily focused in three core areas – the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K for the year ended December 31, 2009 and the other  SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov)

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,
	2009	2008
ASSETS

Current assets:

Cash	$12,660	$13,967
Accounts receivable
Oil and gas revenues	14,860	11,439
Joint interest billings and other	13,734	7,172
Affiliated partnerships	933	2,905
Notes receivable	120	120
Derivative financial instruments	764	8,200
Income taxes receivable	2,077	2,165
Prepaid expenses and other	2,297	3,923

Total current assets	47,445	49,891

Oil and gas properties, successful efforts method:

Proved properties	285,363	204,536
Unproved properties	10,281	2,409
Office and other equipment	828	1,025
Land	96	96
	296,568	208,066

Less accumulated depreciation, depletion and amortization	(48,182)	(26,486)

Net property and equipment	248,386	181,580

Equity in oil and gas limited partnerships	3,532	3,266

Derivative financial instruments	1,360	6,409

Deferred financing costs and other	3,574	2,388

	$304,297	$243,534

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,
	2009	2008

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$6,452	$10,750
Accounts payable to affiliated partnerships	8,361	10,310
Revenue and royalties payable	13,928	11,701
Drilling advances	390	2,169
Accrued expenses	1,574	1,506
Derivative financial instruments	4,794	1,572

Total current liabilities	35,499	38,008

Long-term debt	69,000	40,000

Deferred income taxes	15,778	17,868

Asset retirement obligations	6,110	5,418

Derivative financial instruments	3,233	1,245

Stockholders' equity:
Common stock, par value $0.01 per share; authorized 100,000,000 shares; issued and outstanding: 19,705,362 shares in 2009
and 16,236,717 in 2008	197	162
Additional paid-in capital	146,966	112,523
Accumulated other comprehensive income (loss)	(3,288)	7,283
Retained earnings	30,802	21,027

Total stockholders' equity	174,677	140,995

	$304,297	$243,534

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2009	2008	2007

Revenue:
Oil and gas revenues	$71,618	$85,263	$36,518
Partnership management fees	1,007	1,725	969
Property operating income	1,710	1,430	1,251
Gain on sale of property and equipment	1,355	4,362	49
Partnership income	4,318	1,061	184
Interest and other	420	765	1,144

Total revenue	80,428	94,606	40,115

Expenses:
Lease operating expense	18,763	22,914	10,818
Severance taxes	3,623	7,517	2,880
Re-engineering and workovers	2,807	3,518	2,092
Exploration expense	1,406	2,592	153
Impairment of oil and gas properties	2,795	8,339	-
General and administrative expense	8,500	7,168	6,513
Depreciation, depletion and amortization	22,409	16,007	7,507
Hedge ineffectiveness	137	(123)	287
Loss on derivative contracts	162	563	-
Interest	4,984	4,820	1,916

Total expense	65,586	73,315	32,166

Income before income taxes	14,842	21,291	7,949

Income taxes:
Current	412	866	1,472
Deferred	4,655	6,903	3,408
	5,067	7,769	4,880

Net income	$9,775	$13,522	$3,069

Net income per share (basic)	$0.59	$0.87	$0.25

Net income per share (diluted)	$0.59	$0.86	$0.25

Weighted average shares outstanding:
Basic	16,532,003	15,598,244	12,404,771

Diluted	16,559,431	15,751,185	12,404,771

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share and per share amounts)

	Year Ended December 31,
Cash flows from operating activities:	2009	2008	2007
Net income	$9,775	$13,522	$3,069
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	22,409	16,007	7,507
Exploratory dry holes and unproved property impairments	-	2,241	-
Impairment of proved properties	2,795	8,339	-
Gain on sale of property and equipment	(1,355)	(4,362)	(49)
Accretion of asset retirement obligations	368	391	232
Unrealized loss on derivative contracts	(238)	563	-
Amortization of loss on cancelled hedges	482	-	-
Hedge ineffectiveness (gain) loss	137	(123)	287
Partnership income	(4,318)	(1,061)	(184)
Partnership distributions	2,406	653	204
Deferred income taxes	4,655	6,903	3,408
Non-cash compensation	1,424	661	553
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(7,923)	3,958	(13,872)
Decrease in notes receivable	275	480	-
Decrease (increase) in prepaid expense and other	(1,116)	(1,990)	(347)
Increase (decrease) in accounts payable and accrued expense	(5,732)	(3,844)	20,056
Net cash provided by operating activities	24,044	42,338	20,864
Cash flows from investing activities:
Proceeds from sale of property and equipment	1,991	26,789	2,419
Additions to property and equipment	(89,396)	(51,824)	(110,148)
Investment in oil and gas limited partnership	-	(978)	(1,632)
Cancellation of hedge contracts	-	(2,975)	-
Increase in other assets	-	-	(565)
Net cash used in investing activities	(87,405)	(28,988)	(109,926)
Cash flows from financing activities:
Issuance of common stock	33,054	32,187	23,518
Distributions to stockholders	-	-	(4,007)
Issuance of long-term debt	64,000	-	99,000
Reduction of long-term debt	(35,000)	(56,000)	(9,800)
Debt issuance costs	-	-	(1,436)
Net cash provided by (used in) financing activities	62,054	(23,813)	107,275
Net increase (decrease) in cash and cash equivalents	(1,307)	(10,463)	18,213
Cash and cash equivalents at beginning of period	13,967	24,430	6,217
Cash and cash equivalents at end of period	$12,660	$13,967	$24,430

Supplementary information:
Interest paid	$4,064	$5,073	$835
Income taxes paid	$664	$3,970	$1,533
Non-cash net assets acquired in merger transactions:
GeoResources			$23,827
PICA Energy, LLC			$11,703
Yuma property interests			$3,120
Other property interests			$218

Exhibit 99.2

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@georesourcesinc.com
FOR IMMEDIATE RELEASE

GeoResources, Inc. Announces Fourth Quarter and 2009 Year End Earnings
Conference Call Scheduled For Tuesday, March 16, 2010, 11:00 AM Eastern

Houston, Texas, March 11, 2010 - GeoResources, Inc., (NASDAQ:GEOI), today, in a separate news release, announced its fourth quarter and annual financial results for 2009. In order to accommodate the schedules of its securities analysts and to allow securities analysts and shareholders the opportunity to hear management discuss the Company’s results of operations, management will hold a conference call and webcast on Tuesday March 16, 2010 at 11:00 am Eastern.
To access the call, please dial (877) 407-8031 from the United States, or (201) 689-8031 from outside the U.S.  Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.
A replay of the call will be available through March 30, 2010 by dialing (877) 660-6853 from the U.S., or (201) 612-7415 from outside the U.S.  The conference call I.D. number is 346593, and the account number is 286.
This call is being webcast by PrecisionIR and can be accessed at GeoResources, Inc.’s website www.georesourcesinc.com or at www.InvestorCalendar.com. The event will be archived and available for replay through Thursday, June 17, 2010.

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, readers are encouraged to read our Annual Report on Form 10-K for the year ended December 31, 2009, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).